UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 20, 2015 (April 15, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Background

Magnum Hunter Resources Corporation (the “Company”) previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2014 (as amended, the “Form 10-K”) that the Company expected that a combination of operating cash flows and financing, capital markets or other liquidity generating transactions would be necessary to meet the Company’s fixed charges and capital commitments during the remainder of 2015, while also maintaining compliance with the Company’s financial covenants in its debt agreements.  The Form 10-K described a number of potential liquidity enhancing transactions that the Company was pursuing.  The Company continues to actively pursue each of these previously disclosed transactions, as well as other potential liquidity enhancing transactions.  For additional information regarding these transactions, see Item 8.01 below.

As described in more detail below, on April 17, 2015, the Company entered into certain amendments and waivers with respect to each of (i) its Fourth Amended and Restated Credit Agreement dated as of October 22, 2014 (as previously amended, the “First Lien Credit Agreement”), and (ii) its Second Lien Credit Agreement dated as of October 22, 2014 (the “Second Lien Credit Agreement”).  These amendments and waivers provide the Company additional time and flexibility under its debt agreements to pursue and complete the liquidity enhancing transactions referenced above.

First Lien Credit Agreement Amendment and Waiver

On and effective as of April 17, 2015, the Company entered into a Second Amendment to Credit Agreement and Limited Waiver (the “First Lien Amendment”), by and among the Company, as borrower, Bank of Montreal, as administrative agent, and the several lenders and guarantors party thereto.  The First Lien Amendment amended the First Lien Credit Agreement to:

•                  Extend the amount of time the Company and its Restricted Subsidiaries (as defined in the First Lien Credit Agreement) may have accounts payable outstanding after the date of invoice from 90 days to 180 days for any day on or prior to May 29, 2015, after which date the restriction will revert back to 90 days.  The Company expects that the consummation of one or more of the potential liquidity enhancing transactions described in this report will allow it to be in compliance with this restriction when it reverts back to 90 days or earlier.

•                  Condition the Company’s ability to pay cash dividends on its three outstanding series of preferred stock as follows:

•                  Payment of the preferred stock dividends for the month of April 2015 will be permitted provided the Company’s previously filed shelf registration statement, providing for, among other things, at-the-market (“ATM”) offerings of equity securities of the Company, has been declared effective by the Securities and Exchange Commission, or SEC, and the Company has executed an agreement with an underwriter or sales agent to proceed with any such ATM offerings.  The Company anticipates that the SEC will declare the shelf registration effective on or before April 24, 2015, and the Company is prepared to enter into an agreement with a sales agent providing for ATM offerings at or around the time of effectiveness of the shelf registration statement.

•                  Payment of the preferred stock dividends for the month of May 2015 will be permitted provided the Company has received, by May 29, 2015, at least $65 million of aggregate net cash proceeds from the issuance by the Company of equity securities, permitted asset sales by the Company or any Restricted Subsidiary or the entry into a joint venture by the Company or any Restricted Subsidiary (including the receipt of any contemplated upfront payments therefrom).  The Company expects that the net cash proceeds from the consummation of one or more of the potential liquidity generating transactions described in this report will satisfy this condition.

•                  Increase the applicable interest rate margins under the First Lien Credit Agreement by a nominal amount of 25 basis points.  The applicable interest rate margins will automatically revert back to the lower levels in effect immediately prior to the effective date of the First Amendment to Credit Agreement and Limited Waiver dated February 24, 2015 (the “February First Lien Amendment”) when the Company demonstrates full compliance with its financial covenants under the First Lien Credit Agreement or compliance with such covenants on a pro-forma basis giving effect to one or more liquidity events described in the February First Lien Amendment.  The Company expects that the consummation of one or more of the potential liquidity enhancing transactions described in this report will allow it to demonstrate such pro-forma compliance with the financial covenants.

In addition, pursuant to the First Lien Amendment, the lenders agreed to waive (i) effective as of March 31, 2015, compliance with the current ratio and total secured net debt ratio covenants under the First Lien Credit Agreement for the fiscal quarter ended March 31, 2015 (which covenants, prior to the waiver, required a current ratio of not less than 0.75 to 1.0, and total secured net debt ratio of not more than 2.50 to 1.0, for such fiscal quarter) and (ii) any default or event of default that may have occurred as a result of non-compliance with the accounts payable aging limitation in effect prior to the effective date of the First Lien Amendment, as described above. These waivers are subject to the Company having received, by May 29, 2015, at least $65 million of aggregate net cash proceeds from one or more of the issuance by the Company of equity securities, permitted asset sales by the Company or any Restricted Subsidiary or the entry into a joint venture by the Company or any Restricted Subsidiary (including the receipt of upfront payments therefrom).  The failure by the Company to satisfy this waiver condition will constitute an event of default under the First Lien Credit Agreement.  However, the Company expects that the net cash proceeds from the consummation of one or more of the potential liquidity enhancing transactions described in this report will satisfy this condition in the near future.

Second Lien Credit Agreement Amendment and Waiver

On and effective as of April 17, 2015, the Company entered into a First Amendment to Credit Agreement and Limited Waiver (the “Second Lien Amendment”), by and among the Company, as borrower, Credit Suisse AG Cayman Islands Branch, as administrative agent and collateral agent, and the several lenders and guarantors party thereto.  The Second Lien Amendment amended the Second Lien Credit Agreement by extending the amount of time the Company and its Restricted Subsidiaries (as defined in the Second Lien Credit Agreement) may have accounts payable outstanding after the date of invoice from 90 days to 180 days.

In addition, pursuant to the Second Lien Amendment, the lenders waived any default or event of default that may have occurred in connection with any non-compliance with the accounts payable aging limitation in effect prior to the effective date of the Second Lien Amendment, as described above.

The foregoing description of the First Lien Amendment and the Second Lien Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Lien Amendment and the Second Lien Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report. A copy of the February First Lien Amendment was filed as Exhibit 10.17.1 to the Form 10-K.

The information in this report does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock or other securities under an ATM offering or otherwise.

Item 8.01                                           Other Items.

Potential Liquidity Enhancing Transactions

As noted above, the Form 10-K described several potential liquidity enhancing transactions that the Company was pursuing.  The Company continues to actively pursue each of the following transactions described in more detail in the Form 10-K:

•                  Entering into asset management agreements for the marketing by a third party of certain of the Company’s natural gas production whereby the third party also agrees to provide credit support to certain interstate pipeline companies in replacement of the Company’s firm transportation letters of credit, resulting in the cancellation of the letters of credit and a corresponding increase in borrowing capacity under the First Lien Credit Agreement;

•                  Conducting sales of assets, including selling a portion of the Company’s existing equity interest in Eureka Hunter Holdings, LLC;

•                  Issuing common stock through ATM offerings or otherwise; and

•                  Entering into a joint venture under which the Company would sell or contribute all or a portion of its Utica Shale undeveloped leasehold acreage in Ohio to fund capital expenditures and provide working capital.

In addition to these previously disclosed transactions, the Company is currently engaged in discussions with third parties relating to the potential sale by the Company of certain undeveloped net leasehold acres located in Appalachia.  The Company considers this acreage to be non-core to its current operations in this region.  The Company expects that, if consummated, this transaction could generate cash proceeds to the Company of approximately $40 million to $65 million.

The Company continues to believe that some or all of these transactions can be completed, including transactions necessary to provide the $65 million of net cash proceeds by May 29, 2015 required by the First Lien Amendment as described above.  The Company believes that such transactions, if completed, could generate up to approximately $260 million of cash proceeds, exclusive of cash proceeds from any potential sales by the Company of its common stock through ATM offerings or otherwise.

The Company cannot provide assurance as to whether or when it will be able to consummate these or other liquidity enhancing transactions, or, if any liquidity enhancing transactions are consummated, whether they will be on the terms contemplated or will provide the Company with sufficient liquidity to meet its cash flow needs, maintain compliance with the financial covenants in its debt agreements or satisfy the conditions to the payment of preferred stock dividends and the waivers set forth in the First Lien Amendment as described above.

For additional information regarding the Company’s liquidity and capital resources and related risks and uncertainties, please read the information under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Form 10-K.

First Quarter 2015 Production and Throughput Results

On April 15, 2015, the Company issued a press release announcing its production results for the first quarter of 2015.  As described in the press release, the Company’s oil and gas production increased approximately 66% for the three months ended March 31, 2015 to approximately 14.7 Bcfe (approximately 2.5 million Boe) or an average of approximately 163.6 MMcfe (approximately 27,261 Boe) per day (74% natural gas, 13% oil and 13% NGLs), compared with production of approximately 8.9 Bcfe (approximately 1.5 million Boe) or an average of approximately 98.6 MMcfe (approximately 16,433 Boe) per day (56% natural gas, 29% oil and 15% NGLs) for the three months ended March 31, 2014. The increase in production was attributable primarily to the Company’s expanded 2014 drilling program in its core areas of operations and production results from the Marcellus and Utica Shale plays.

The following table provides information regarding the Company’s average monthly production during the three months ended March 31, 2015 and March 31, 2014.

Average Monthly Production (Mcfe/d)
Jan-15	Feb-15	Mar-15
136,595	169,711	184,993

Jan-14	Feb-14	Mar-14
87,398	111,294	98,325

% Increase Year-Over-Year
January	February	March
56.3%	52.5%	88.1%

The press release also announced certain operating information for the first quarter of 2015 for Eureka Hunter Pipeline, LLC (“Eureka Hunter”), a wholly-owned subsidiary of Eureka Hunter Holdings, LLC, in which the Company owns a substantial equity interest.  As described in the press release, during the first quarter of 2015, Eureka Hunter completed four new pipeline interconnects. This brings the total active interconnects on Eureka Hunter’s gas gathering system to nine.

Additionally, Eureka Hunter realized significant increases in the throughput volumes on its gathering system in the first quarter of 2015.  The following table provides information regarding the average monthly throughput on Eureka Hunter’s gas gathering system during the three months ended March 31, 2015 and March 31, 2014.

Average Monthly Throughput (MMBtu/d)
Jan-15	Feb-15	Mar-15
362.0	348.8	514.2

Jan-14	Feb-14	Mar-14
134.4	156.5	171.3

% Increase Year-Over-Year
January	February	March
169.3%	122.9%	200.2%

Certain oil and natural gas industry terms used above are defined in the “Glossary of Oil and Natural Gas Terms” included in the Form 10-K.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description
10.1

Second Amendment to Credit Agreement and Limited Waiver, dated April 17, 2015, by and among Magnum Hunter Resources Corporation, as borrower, Bank of Montreal, as administrative agent, and the several lenders and guarantors party thereto.

10.2

First Amendment to Credit Agreement and Limited Waiver, dated April 17, 2015, by and among Magnum Hunter Resources Corporation, as borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the several lenders and guarantors party thereto.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements include statements regarding the Company’s liquidity and capital resources, its ability to consummate transactions and the timing, potential terms and proceeds to the Company of any such transactions.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, financial condition and other factors as discussed in filings made by the Company with the SEC. Among the factors that could cause results to differ materially are those risks discussed in reports filed by the Company with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in those filings, including in the Form 10-K.  Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements except as may be required by law.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: April 20, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Second Amendment to Credit Agreement and Limited Waiver, dated April 17, 2015, by and among Magnum Hunter Resources Corporation, as borrower, Bank of Montreal, as administrative agent, and the several lenders and guarantors party thereto.

10.2

First Amendment to Credit Agreement and Limited Waiver, dated April 17, 2015, by and among Magnum Hunter Resources Corporation, as borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the several lenders and guarantors party thereto.